Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Attend Sterne Agee Financial Institutions Investor Conference, Credit Suisse Financial Services Forum, and Keefe, Bruyette, & Woods Bank Conference

CHICAGO, February 7, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) announced it will present at the Sterne Agee Financial Institutions Investor Conference in Miami, Fla., on February 12, 2013.  On February 13, 2013, the Company will present at the Credit Suisse Financial Services Forum in Miami, Fla.  The Company will also present at the Keefe, Bruyette, & Woods Bank Conference in Boston, Mass., on February 27, 2013.

Investors may access the webcast for the presentations used at the conferences under the PrivateBancorp, Inc.  Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of December 31, 2012, the Company had 35 offices in 10 states and $14.1 billion in assets.  Our website is www.theprivatebank.com.

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